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                                                                     EXHIBIT 5.1

                          [KING & SPALDING LETTERHEAD]

                                December 20, 2001

Sprint Corporation
2330 Shawnee Mission Parkway
Kansas City, Missouri  66205

    Re:  Legality of the 6.0% Notes due 2007 being registered
         ----------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Sprint Corporation, a Kansas corporation (the "Company"), and Sprint Capital Corporation, a Delaware corporation ("Sprint Capital"), in connection with the preparation of a registration statement on Form S-4 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed exchange of up to $1,750,000,000 aggregate principal amount of 6.0% Notes due 2007 of Sprint Capital being registered under the Securities Act (the "New Notes") for a like principal amount of Sprint Capital's issued and outstanding 6.0% Notes due 2007 (the "Old Notes" and, together with the New Notes, the "Notes"). The Notes are unconditionally guaranteed by the Company (the "Guarantees").

         In so acting, we have reviewed the Indenture, dated as of October 1, 1998, among Sprint Capital, the Company and Bank One, N.A., as Trustee, as supplemented by the First Supplemental Indenture, dated as of January 15, 1999, and as further supplemented by the Second Supplemental Indenture, dated as of October 15, 2001 (the "Indenture"). We have also reviewed such matters of law and examined original, certified, conformed or photographic copies of such other documents, records, agreements and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed. In such review, we have assumed the genuineness of signatures on all documents submitted to us as originals and the conformity to original documents of all copies submitted to us as certified, conformed or photographic copies.

         For purposes of the opinions below, we have assumed that the execution and delivery of, and the performance of all obligations under, the Indenture relating to the Notes, which has been incorporated by reference in the exhibits to the Registration Statement, has been duly authorized by all requisite action by each party thereto other than the Company and Sprint Capital, and that the Indenture has been duly executed and delivered by, and is a valid and binding agreement of, such parties other than the Company and Sprint Capital, enforceable against such other parties in accordance with its terms.

         This opinion is limited in all respects to the laws of the State of New York, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such

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Sprint Corporation
December 20, 2001
Page 2

laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         Based upon the foregoing, and subject to all of the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

                  (1) The issuance, execution and delivery of the New Notes have been duly authorized by Sprint Capital and when executed, authenticated, issued and delivered in the manner provided for in the Indenture in exchange for the Old Notes, will constitute legal, valid and binding obligations of Sprint Capital, enforceable against Sprint Capital in accordance with their terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles, and the discretion of courts in granting equitable remedies. The New Notes will be entitled to the benefits of the Indenture.

                  (2) The Indenture has been duly authorized, executed and delivered by the Company and Sprint Capital and constitutes a legal, valid and binding obligation of the Company and Sprint Capital enforceable against the Company and Sprint Capital in accordance with its terms subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles, and the discretion of courts in granting equitable remedies.

                  (3) The Guarantees constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles, and the discretion of courts in granting equitable remedies.

         This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur, which could affect the opinions contained herein.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus that is included in the Registration Statement.

                                                      Very truly yours,

                                                      /s/  KING & SPALDING